SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                 Date of report (Date of
                 earliest event reported)                December 16, 1998


                                 TV FILME, INC.
             (Exact Name of Registrant as Specified in its Charter)


   Delaware                       0-28670                        98-0160214
   (State or Other                (Commission                   (IRS Employer
   Jurisdiction                   File Number)               Identification No.)
   of Incorporation)




                c/o ITSA-Intercontinental Telecomunicacoes Ltda.
                               SCS, Quadra 07-Bl.A
                          Ed. Executive Tower, Sala 601
                             70.300-911 Brasilia-DF
                                     Brazil
          (Address of Principal Executive Offices, Including Zip Code)

     Registrant's telephone number, including area code: 011-55-61-314-9908


                         Exhibit List Appears on Page 4

                                Page 1 of 4 Pages


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ITEM 5.  OTHER EVENTS.

         On December 16, 1998, TV Filme, Inc. (the "Company") announced that it is amending the terms of its tender offer for its 12-7/8% Senior Notes due 2004 (the "Notes"). The amendments consist of an increase in the purchase price for the Notes, a reduction in the total principal amount of Notes being sought by the Company and a reduction in the minimum tender condition. The Company also announced that it had extended the expiration date for the tender offer from December 23, 1998 to 12:00 midnight, New York City time, on December 30, 1998

         A copy of the Company's press release, dated December 16, 1998, is attached hereto as Exhibit 99.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                              Not Applicable.

         (b)      Pro Forma Financial Information.

                               Not Applicable.

         (c)      Exhibits.

                The following exhibit is filed with this Report.

EXHIBIT NO.               DESCRIPTION

99                        Press Release of the Company, dated December 16, 1998.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 TV FILME, INC.



Date:  December 16, 1998          By: /S/ HERMANO STUDART LINS DE ALBUQUERQUE
                                      ---------------------------------------
                                      Name:  Hermano Studart Lins de Albuquerque
                                      Title: Chief Executive Officer

                                  EXHIBIT LIST

EXHIBIT NO.               DESCRIPTION

99                        Press Release of the Company, dated December 16, 1998.

FOR IMMEDIATE RELEASE

CONTACTS:   HERMANO ALBUQUERQUE, Chief Executive Officer
            Phone: 011-55-61-314-9904 E-mail:  hermano@tvfilme.com.br

            MORGEN-WALKE ASSOCIATES
            Andrea Kaimowitz/Katherine Mittelbusher
            Press:  Brian Maddox/Estelle Bieber
            Phone:  (212) 850-5600 E-mail:  andrea@morgenwalke.com

          TV FILME, INC. ANNOUNCES AMENDMENTS TO THE TERMS OF ITS CASH TENDER OFFER FOR 12-7/8% SENIOR NOTES DUE 2004 AND EXTENSION OF TENDER OFFER EXPIRATION DATE

BRASILIA, BRAZIL (December 16, 1998) - TV Filme, Inc. (Nasdaq: "PYTV") today announced that it is amending the terms of its tender offer for its 12-7/8% Senior Notes due 2004 (the "Notes"). The amendments consist of an increase in purchase price for the Notes, a reduction in the total principal amount of Notes being sought for tender by the Company and a reduction in the minimum tender condition.

Subject to the terms and conditions set forth in the tender offer, the total consideration to be paid in respect of validly tendered Notes and validly delivered consents has been increased to $250 per $1,000 principal amount of Notes. Of the total consideration to be paid, $240 per $1,000 principal amount of Notes will be paid in respect of validly tendered Notes and $10 per $1,000 principal amount of Notes will be paid in respect of validly delivered consents. The Company has been informed by the Depositary that no Notes had been tendered as of 5:00 P.M., New York City time, on December 15, 1998.

In addition, the Company has reduced the total principal amount of Notes which it is seeking to purchase from $140 million to $120 million, and has reduced from $120 million to $100 million the minimum principal amount of Notes required to be validly tendered and not withdrawn prior to the new expiration date.

The Company also announced that it has extended the expiration date for the tender offer from December 23, 1998 to 12:00 midnight, New York City time, on December 30, 1998. The information agent for the tender offer and consent solicitation is MacKenzie Partners, Inc., reachable by phone at (212) 929-5500 -- Collect; or (800) 322-2885 -- Toll Free.

Headquartered in Brasilia, Brazil, TV Filme, Inc. provides subscription television services in mid-sized markets in Brazil. TV Filme, Inc. has established wireless cable operating systems in the cities of Brasilia, Goiania and Belem, which together comprise over 1.3 million households. The Company has also been awarded licenses for an additional seven markets in Brazil representing approximately 490,000 households. The Company had approximately 93,000 subscribers as of September 30, 1998.

The matters discussed in this release include forward-looking statements that involve risks and uncertainties, including the risks detailed from time to time in TV Filme, Inc.'s reports filed with the Securities and Exchange Commission. TV Filme, Inc. undertakes no duty to update such forward-looking statements.